Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option Plan of Adept Technology, Inc. of our report dated August 4, 2003, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in the Annual Report (Form 10-K, as amended) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

San Jose, California
January 23, 2004